Exhibit 99.1

FOR IMMEDIATE RELEASE

Entegra Financial Corp.

Roger D. Plemens

President and Chief Executive Officer

(828) 524-7000

ENTEGRA FINANCIAL CORP. ANNOUNCES EXPECTED CLOSING DATE OF CHATTAHOOCHEE ACQUISITION

Franklin, NC September 6, 2017 — Entegra Financial Corp. (NASDAQ: ENFC) (“Entegra”), the parent holding company of Entegra Bank, today announced that it has received regulatory approval from the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks to acquire Chattahoochee Bank of Georgia (“Chattahoochee”). The transaction, which was initially announced on June 27, 2017, remains subject to customary closing conditions, including approval by the shareholders of Chattahoochee. Chattahoochee’s special meeting of shareholders is scheduled for September 27, 2017. Subject to the foregoing, Entegra expects to close on its acquisition of Chattahoochee on or about October 1, 2017.

In December 2015, Entegra acquired two branches in South Carolina from Arthur State Bank. In the second quarter of 2016, Entegra completed its first whole bank acquisition when it acquired Oldtown Bank of Waynesville, North Carolina. Earlier this year, Entegra completed the acquisition of two branches in Jasper, Georgia from Stearns Bank National Association.

About Entegra Financial Corp.

Entegra Financial Corp. with total assets of $1.4 billion at June 30, 2017, is headquartered in Franklin, North Carolina and is the holding company of Entegra Bank. Entegra’s shares trade on the NASDAQ Global Market under the symbol “ENFC”.

Entegra Bank operates a total of 17 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania, the Upstate South Carolina counties of Anderson, Greenville, and Spartanburg and the northern Georgia county of Pickens. The Bank also operates loan production offices in Asheville, North Carolina and Clemson, South Carolina. For further information, visit the Bank’s website www.entegrabank.com

About Chattahoochee Bank of Georgia

Chattahoochee was founded in 2008 and provides commercial banking services through its banking office in Gainesville, Georgia and loan production office in Duluth, Georgia. For further information, visit the Bank’s website www.chattahoocheebank.com.

Disclosures About Forward-Looking Statements

The discussions included in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of Entegra and its management about future events. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in Entegra’s filings with the Securities and Exchange Commission (“SEC”), including without limitation its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Entegra undertakes no obligation to revise or update these statements following the date of this press release.

Additional Information About the Acquisition and Where to Find It

In connection with the proposed acquisition, Entegra filed a registration statement on Form S-4 with the SEC to register the shares of Entegra common stock to be issued to the shareholders of Chattahoochee. The registration statement included a proxy statement/prospectus which will be sent to the shareholders of Chattahoochee seeking their approval of the acquisition and related matters. In addition, Entegra may file other relevant documents concerning the proposed acquisition with the SEC.

INVESTORS AND SHAREHOLDERS OF CHATTAHOOCHEE ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENTEGRA, CHATTAHOOCHEE AND THE PROPOSED TRANSACTION.

Investors and shareholders may obtain free copies of these documents, when filed, through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained, when available, by directing a request by telephone or mail to Entegra Financial Corp., 14 One Center Court, Franklin, North Carolina 28734, Attention: David Bright (telephone: (828) 524-7000), or Chattahoochee Bank of Georgia, 643 E E Butler Parkway, Gainesville, Georgia 30503, Attention: Investor Relations (telephone: (770) 536-0607), or by accessing Entegra’s website at www.entegrabank.com under “Investor Relations.” The information on Entegra’s and Chattahoochee’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings Entegra makes with the SEC.